Exhibit 10.15

SECOND AMENDMENT TO
AURORA DIAGNOSTICS, LLC
AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT

THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT (this “Second Amendment” ) is made as of July 31, 2014, by and among Summit Partners, L.P., a Delaware limited partnership (“Summit”), KRG Capital Management, L.P., a Delaware limited partnership (“KRG”), and Aurora Diagnostics, LLC, a Delaware limited liability company (the “Company”).

WHEREAS, this Second Amendment amends that certain Amended and Restated Management Services Agreement, dated June 12, 2009, as amended on May 20, 2010, by and among Summit, KRG and the Company (the “Management Services Agreement”); and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed such terms in the Management Services Agreement,

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendment to Section 7(a).  Section 7(a) of the Management Services Agreement is hereby amended by deleting such Section 7(a) in its entirety and inserting in lieu thereof the following:

“Notwithstanding any provision herein to the contrary, if the Company is prohibited under the Credit Agreement from paying any management fee payments, Summit and KRG will defer receipt of the Management Fee until the Company is permitted to make such payments under the terms of the Credit Agreement. “Credit Agreement” means that certain Financing Agreement, dated as of July 31, 2014, by and among the Company, the Parent, the guarantors party thereto, the lenders party thereto from time to time, Cerberus Business Finance, LLC, as Administrative Agent and as Collateral Agent, as the same may be amended, restated, replaced, refinanced, supplemented or otherwise modified from time to time.”

2.No Other Amendments/Entire Agreement.  Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Management Services Agreement are hereby ratified and confirmed and shall remain in full force and effect. The Management Services Agreement and this Second Amendment shall be read and construed together as a single agreement.

3.Counterparts.  This Second Amendment may be executed and delivered by each party hereto in separate counterparts (including by means of facsimile), each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

4.Choice of Law. This Second Amendment shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule.

[Signatures on the Following Page]

ACTIVE 202856850v.3

IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to the Amended and Restated Management Services Agreement to be duly executed and delivered on the date and year first above written.

AURORA DIAGNOSTICS, LLC

By:	/s/ Michael Grattendick
Name:	Michael Grattendick
Title:	Vice President and Controller

SUMMIT PARTNERS, L.P.

By:	Summit Master Company, LLC
Its:	General Partner

	By:	/s/ Thomas S. Roberts
	Name:	Thomas S. Roberts
	Title:	Authorized Signatory

KRG CAPITAL MANAGEMENT, L.P.

By:	KRG Capital, LLC
Its:	General Partner

	By:	/s/ Charles R. Gwirtsman
	Name:	Charles R. Gwirtsman
	Title:	Managing Director

[Signature Page to Second Amendment to Amended and Restated Management Services Agreement]